UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2014

GLYCOMIMETICS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

001-36177	06-1686563
(Commission File No.)	(IRS Employer Identification No.)

401 Professional Drive, Suite 250

Gaithersburg, MD 20879

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (240) 243-1201

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Mr. William Gust, a member of the Board of Directors of GlycoMimetics, Inc. (the “Company”), died unexpectedly on March 4, 2014. Mr. Gust served as an independent member of the Audit Committee of the Board.

On March 10, 2014, the Company notified the NASDAQ Stock Market, LLC (“NASDAQ”) of Mr. Gust’s death, and that the Company has determined to rely on the cure period set forth in Listing Rule 5605(c)(4)(B) of the NASDAQ Listing Rules with respect to the composition of its Audit Committee.

On March 10, 2014, the Company received a response letter from NASDAQ acknowledging the Company’s non-compliance with Listing Rule 5605. The NASDAQ letter further provided that consistent with Listing Rule 5605(c)(4)(B), NASDAQ will provide the Company with a cure period in order to regain compliance until the earlier to occur of (i) its next annual stockholders meeting or March 4, 2015; or (ii) if the next annual shareholders’ meeting is held before September 1, 2014, then the Company must evidence compliance no later than September 1, 2014.

The Company expects to regain compliance with Listing Rule 5605 prior to the expiration of the cure period provided by NASDAQ.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 14, 2014	GLYCOMIMETICS, INC.

	By:	/s/ Rachel K. King
Rachel K. King Chief Executive Officer